Exhibit 10.3

TWO HARBORS investment corp.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into by and between Two Harbors Investment Corp., a Maryland corporation (the “Company”), and _________ (the “Grantee”), as of the _____ day of ______, 20____ (the “Grant Date”).

WHEREAS, the Company maintains the Two Harbors Investment Corp. 2021 Equity Incentive Plan (the “Plan”);

WHEREAS, the Grantee is an employee of the Company;

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units to the Grantee, subject to the terms and conditions set forth below; and

WHEREAS, any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Grant of Restricted Stock Units.

(a)	Pursuant to Section 4(c) of the Plan, the Company hereby issues to the Grantee on the Grant Date an award consisting of ________ Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The Plan is incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

(b)	The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

(c)	The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

2.             Vesting, Restrictions and Conditions.

The Restricted Stock Units awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(a)	Vesting Schedule. Except as otherwise stated herein, provided that the Grantee is continuously employed by the Company or any of its subsidiaries (or any of their successors) through the applicable vesting date, the Restricted Stock Units will vest in three substantially equal installments (each a “Vesting Date”) in accordance with the following schedule (the period during which restrictions apply with respect to Restricted Stock Units, the “Vesting Period”):

Vesting Date	Number of Restricted Stock Units Vesting
[date]	[number]
[date]	[number]
[date]	[number]

The Vesting Period shall only lapse as to whole Restricted Stock Units (no partial units shall be vested). Once vested, the Restricted Stock Units become “Vested Units.”

(b)	Termination of Service. Subsection to subsection (e) below, if during the Vesting Period the Grantee has a Termination of Service, the following shall apply:

(i)        if the Termination of Service is by the Company for Cause or by the Grantee for any reason (other than his or her death, Disability, Retirement or Good Reason, as defined below), then all Restricted Stock Units that have not vested as of the date of such Termination of Service shall thereupon, and with no further action, be forfeited without consideration by the Grantee and Grantee shall have no further rights or entitlement with respect to such Restricted Stock Units; and

(ii)        if the Termination of Service is by the Company for any reason (other than for Cause) or by the Grantee for Good Reason, then all Restricted Stock Units that have not yet vested will fully vest as of the close of business on the date of such Termination of Service and will be payable as soon as practical following the termination, provided that in no event will payment be made later than sixty (60) days following such termination.

(c)	Death or Disability. If during the Vesting Period the Grantee has a Termination of Service on account of the Grantee’s death or Disability, then all Restricted Stock Units that have not vested will fully vest as of the date of such death or Disability and will be payable as soon as practical following the termination, provided that in no event will payment be made later than sixty (60) days following such termination.

(d)	Retirement. If during the Vesting Period the Grantee has a Termination of Service on account of the Grantee’s Retirement, the Grantee’s Restricted Stock Units will continue to vest in accordance with Section 2(a) as if the Grantee remained in service with the Company until the end of the Vesting Period, and payment shall be made pursuant to Section 4(a).

(e)	Change of Control. If there occurs during the Vesting Period a Change of Control, then the following shall apply to this Grant of Restricted Stock Units:

(i)        if the Resulting Entity has assumed this Grant of Restricted Stock Units or has provided Grantee with a Replacement Award (as defined below) and, during the twenty four (24) month period following the Change of Control the Grantee experiences a Termination of Service without Cause by the Resulting Entity (as defined below) or by Grantee for Good Reason, then all Restricted Stock Units that have not vested will fully vest on the date of such Termination of Service without Cause or for Good Reason and will be payable as soon as practical following the termination, provided that in no event will payment be made later than sixty (60) days following such termination;

(ii)       if the Resulting Entity has not assumed this Grant of Restricted Stock Units or has not provided Grantee with a Replacement Award, then all Restricted Stock Units that have not vested will fully vest immediately prior to the Change of Control and will be payable as soon as practical, but in no event later than sixty (60) days following the occurrence of the Change of Control;

(iii)      for purposes of this Agreement, the “Resulting Entity” in the event of a Change of Control shall mean (A) the Company, in the event of a Change of Control as defined in Section 15(j) (i), (ii), or (iii) (C) of the Plan; (B) the entity (which may or may not be the Company) that is the continuing entity in the event of a merger or consolidation, in the event of a Change of Control as defined in Section 15(j)(iii)(A) of the Plan; or (C) the acquirer of the Company’s assets, in the event of a Change of Control as defined in Section 15(j)(iii)(B) of the Plan; and

(iv)     for purposes of this Agreement, “Replacement Award” shall mean an award (A) of the same type (e.g., time-based restricted stock unit) covered by this Agreement, (B) that has a value at least equal to the value of the Restricted Stock Units, (C) that relates to publicly traded equity securities of the Company or the Resulting Entity, (D) the tax consequences of which to Grantee under the Code are not less favorable to the Grantee than the tax consequences of the Restricted Stock Units, and (E) the other terms and conditions of which are not less favorable to Grantee than the terms and conditions under this Agreement. A Replacement Award may be granted only to the extent it does not result in the Restricted Stock Units covered by this Agreement or the Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Restricted Stock Units covered by this Agreement if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 2(e)(iv) are satisfied will be made by the Committee, as constituted immediately prior to the Change of Control, in its sole discretion.

(f)	Good Reason. For purposes of this Agreement, “Good Reason” shall mean “good reason” (or a similar term) as defined in a Grantee’s employment agreement or, if no employment agreement exists or if such agreement does not define “good reason” (or a similar term), the occurrence of any of the following events without the Grantee’s written consent:

(i)        material diminution or reduction of the Grantee’s authority, duties or responsibilities, subject to the following conditions:

(A) such material diminution or reduction is not the result of Grantee’s unsatisfactory performance as determined in the sole discretion of the Company, Board, or Committee; and

(B) neither a Grantee’s change of title, nor a change in the person or entity to whom a Grantee reports, shall constitute a material diminution or reduction of the Grantee’s authority, duties or responsibilities;

(ii)       the Company’s relocation of the Grantee’s principal work location to a location that is more than fifty (50) miles from the Grantee’s then current principal work location;

(iii)      material reduction of the Grantee’s base salary or the Grantee’s target incentive compensation opportunity, exclusive of any across the board reduction similarly affecting all or substantially all similarly-situated employees; or

(iv)     material breach by the Company of any written employment agreement between the Grantee and the Company.

(v)       Notwithstanding the foregoing, no Termination of Service by the Grantee shall constitute Good Reason unless:

(A)	the Grantee has given written notice of the proposed termination due to Good Reason to the Company, and provides the Company with reasonable details of the circumstances giving rise to the Good Reason event, not later than ninety (90) days following the initial occurrence of such event;

(B)	the Company fails to cure the Good Reason event within thirty (30) days of receiving written notice from the Grantee; and

(C) the Grantee terminates his or her employment within thirty (30) days after the conclusion of the cure period.

3.             Dividend Equivalent Rights; Other Rights.

(a)	Dividend Equivalent Rights and Distributions. Each Restricted Stock Unit shall also have a Dividend Equivalent Right. If the Board declares a cash dividend on the shares of Common Stock, the Grantee will be entitled to a Dividend Equivalent Right, to be credited to the Grantee’s account on the dividend payment date established by the Company, equal to the cash dividends payable on the same number of shares of Common Stock as the number of unvested RSUs credited to the Grantee’s account on the dividend record date established by the Company. Each Dividend Equivalent Right represents the right to receive all of the ordinary cash dividends that are or would be payable with respect to the Restricted Stock Units. With respect to each Dividend Equivalent Right, the equivalent of any such cash dividends shall be payable in a single cash lump sum payment on or before the last day of the calendar quarter in which the dividend payment date underlying such Dividend Equivalent Right occurs. Until the Dividend Equivalent Right is paid, it shall be subject to the same terms and conditions applicable to the Restricted Stock Units to which the Dividend Equivalent Right relates, including, without limitation, the restrictions on transfer, forfeiture, vesting and settlement provisions contained in this Agreement. In the event that a Restricted Stock Unit is forfeited as provided in this Agreement, then the related Dividend Equivalent Right which has not yet been paid shall also be forfeited.

(b)	No Rights as Shareholder. Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units, including no right to vote such shares of Common Stock, unless and until the Restricted Stock Units vest and are settled by the issuance of shares of Common Stock in the name of the Grantee.

(c)	No Right to Transfer. Subject to the provisions of the Plan and this Agreement, during the Vesting Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, alienate, encumber or assign the Restricted Stock Units or underlying shares of Common Stock, and no other party shall have the right to attach, garnish or otherwise claim an ownership interest in such Restricted Stock Units or underlying shares of Common Stock; any such attempt in contravention of this Section 3(c) shall be void and of no effect.

4.             Settlement of Restricted Stock Units.

(a)	Within thirty (30) days following the date on which any Restricted Stock Units vest pursuant to Section 2 hereof (but in no event later than March 15th of the year following the year in which the Restricted Stock Units become Vested Units), the Company shall (i) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units and (ii) cause the name of the Grantee to be entered into the name of the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to Grantee.

(b)	To the extent that Grantee does not vest in any Restricted Stock Unit awarded pursuant to this Agreement, all interest in such Restricted Stock Units shall be forfeited, and the Grantee shall have no right or interest in any Restricted Stock Units that are forfeited.

5.             Tax Liability and Withholding.

(a)	The Grantee shall be required to pay to the Company, and the Company shall be entitled to deduct from any payments or compensation paid to the Grantee, the amount of any required withholding taxes in respect of the Restricted Stock Units or any Dividend Equivalent Right or distribution payable in relation thereto, and take all such other action as it determines necessary to satisfy all obligations for the payment of such withholding taxes or otherwise required by law. The Company has the right (but not the obligation) to satisfy the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) by (i) withholding from proceeds of the sale of shares of Common Stock acquired upon the settlement of the Restricted Stock Units and Dividend Equivalent Rights through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (ii) requiring the Grantee to pay cash, (iii) withholding from any wages or other cash compensation payable to the Grantee by the Company, and/or (iv) reducing the number of shares of Common Stock otherwise deliverable to the Grantee.

(b)	Notwithstanding any action the Company takes with respect to any Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent issuance or sale of any shares of Common Stock; and (ii) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

6.             Miscellaneous.

(a)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

(b)	Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c)	Amendments. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d)	Severability. The invalidity or unenforceability of any provision of this Agreement or the Plan shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of the Agreement and the Plan shall be severable and enforceable to the extent permitted by law.

(e)	Interpretation and Administration. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

(f)	Notices. All notices hereunder shall be in writing and, if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 6(f). Notices may also be given electronically pursuant to such rules and procedures as the Committee may adopt for electronic notice.

(g)	No Waiver. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h)	No Right of Employment. Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time.

(i)	Clawback. The Restricted Stock Units (or shares of Common Stock issued upon the vesting thereof) are subject to the clawback and forfeiture provisions of Section 24 of the Plan and any clawback or forfeiture policy that may be adopted by the Board or the Committee as may be amended from time to time (“Compensation Recovery Policy”). The Company hereby incorporates into this Agreement the terms of the Compensation Recovery Policy.

(j)	Unsecured Obligation. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock or pay cash or distributions in the future, and the rights of Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

(k)	Entire Agreement; Counterparts. This Agreement, subject to the terms and conditions of the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. The Agreement may be executed in counterparts, each of which shall be deemed and original but all of which together will constitute one and the same instrument. Counterpart signature pages transmitted by facsimile transmission, electronic mail or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.

(l)	Acceptance. The Grantee hereby acknowledged receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units, the receipt of any dividend or distribution, or the subsequent disposition of the shares of Common Stock and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

(m)	Section 409A.

(i)        If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the vesting or settlement of the Restricted Stock Units (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Grantee) that does not cause such an accelerated or additional tax. It is intended that all provisions of this Agreement other than those relating to payment of vested Restricted Stock Units on account of a Grantee’s Retirement, shall not be subject to Section 409A of the Code by reason of the short-term deferral rule under Treas. Reg. Section 1.409A-1(b)(4), and this Agreement shall be interpreted accordingly.

(ii)       With respect to any payment of Restricted Stock Units under this Agreement that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.

(iii)      The Board and the Committee shall exercise authority and discretion under the Plan and this Agreement, to satisfy the requirements of Section 409A of the Code or any exemption thereto. Provided, however, that neither the Board nor the Committee shall be liable to any Grantee for the failure of any provision of this Agreement to comply with Section 409A of the Code, including, but not limited to, liability for any taxes or penalties associated with the failure to comply with Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Unit Agreement as of the day and year first above written.

TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

Grantee:

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